UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2018 (February 1, 2018)

Univar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
The Board of Directors of Univar Inc. (the “Board”) appointed David C. Jukes, 58, as President and Chief Executive Officer of Univar Inc. (the “Registrant”) effective May 9, 2018. In addition, it is the current intention of the Board to appoint Mr. Jukes to the Board effective May 9, 2018. Since joining the Registrant in 2002 as Chief Executive Officer of its Distrupol subsidiary, Mr. Jukes has held various roles of increasing responsibility. He was named President of Univar EMEA in 2011, and then President of Univar USA and Latin America in 2015. In May 2017, Mr. Jukes was promoted to President and Chief Operating Officer of Univar Inc. where he oversees the day to day operations of all of Univar’s business segments, including the US, EMEA, Canada and Rest of World.  Prior to May 9, 2018, Mr. Jukes’ compensation will remain unchanged. Effective upon his appointment as President and Chief Executive Officer, Mr. Jukes will receive an annualized base salary of $900,000 and be eligible for a target annual bonus opportunity of 100% of his base salary, each prorated for the year of appointment. In addition, upon appointment, Mr. Jukes will receive a one-time equity grant under the Univar Inc. 2017 Omnibus Equity Incentive Plan in connection with his promotion. The grant date value of the equity award will be $1.8 million. The equity grant will be apportioned among performance-based restricted stock units (50%), which will vest in 2021 based on the achievement of performance goals over the three-year performance period ending December 31, 2020, time-based restricted stock units (25%) and stock options (25%). The restricted stock units and stock options will vest ratably over three years on each anniversary of the grant date, with the first vesting date occurring May 9, 2019. The current severance agreement to which the Registrant and Mr. Jukes are parties will otherwise continue in effect.

There are no relationships or related transactions between Mr. Jukes and the Registrant that would be required to be reported.

Effective May 9, 2018, Mr. Stephen D. Newlin will remain the Chairman of the Board and an employee of the Registrant serving as Executive Chairman. Prior to May 9, 2018, Mr. Newlin’s compensation will remain unchanged. Effective May 9, 2018, Mr. Newlin’s annualized base salary will decrease to $800,000 and his target annual bonus opportunity will decrease to 100% of base salary, each prorated for the year of appointment.  While Mr. Newlin is not receiving a special equity grant in connection with his new role, both he and Mr. Jukes will receive grants in February 2018 related to their current positions consistent with the Registrant’s long-term incentive plan. These grants will include performance-based restricted stock units (PRSUs) that represent 50% of the grant value and are earned over three years.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2018	Univar Inc.

	By:	/s/ Jeffrey W. Carr
	Name:	Jeffrey W. Carr
	Title:	Senior Vice President, General Counsel and Secretary